Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-128920) and the related Prospectus Supplement of the Crusade Global Trust No. 1 of 2007 of our report dated February 26, 2007, with respect to the consolidated financial statements of PMI Mortgage Insurance Ltd included as Exhibit 99.1 in The PMI Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Los Angeles, California

March 12, 2007